AMENDMENT NO. 3

TO

CREDIT AND SECURITY AGREEMENT

AND

AMENDMENT NO. 1 TO GUARANTY AGREEMENT

THIS AMENDMENT NO. 3 (this "Amendment") is entered into as of July 7, 2017, by and among MANHATTAN BRIDGE CAPITAL, INC., a New York corporation ("Borrower") and WEBSTER BUSINESS CREDIT CORPORATION ("Lender").

BACKGROUND

Loan Parties and Lender are parties to a Credit and Security Agreement dated as of February 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Lender provides Loan Parties with certain financial accommodations.

Loan Parties and Personal Guarantor (defined below) have requested that Lender make a certain amendment to the Credit Agreement and the Personal Guaranty (defined below), and Lender is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of each Loan Party by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a) A new Section 2.12 is hereby added to the Credit Agreement which shall provide as follows:

> "Section 2.12 Incremental Revolving Credit Commitment; Additional Lenders.
>
> (a) The Borrower may request that Lender arrange an increase of the then effective amount of the Maximum Revolving Amount by a principal amount of Five Million Dollars ($5,000,000) so that the aggregate Maximum Revolving Amount shall thereafter be Twenty Million Dollars ($20,000,000) (such increase, the "Incremental Revolving Credit Commitment"); provided, that, (i) the Borrower shall execute and deliver

such documents and instruments and take such other actions as may be reasonably required by Lender in connection with the implementation of the Incremental Revolving Credit Commitment, including, without limitation, providing executed promissory note(s) reflecting the increase in favor of the applicable Lender Party or Lender Parties; (ii) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the Incremental Revolving Credit Commitment and all representations and warranties of each Loan Party set forth in this Agreement and the Other Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date the Incremental Revolving Credit Commitment in implemented, or, to the extent such representations and warranties expressly relate to an earlier date, true and correct in all material respects on and as of such earlier date; (iii) the Incremental Revolving Credit Commitment shall have an expiration date no earlier than the last day of the Term; (iv) the Borrower shall be in pro forma compliance with each of the Financial Covenants as of the most recently ended Fiscal Quarter for which financial statements have been delivered, calculated as if such Incremental Revolving Credit Commitment had been established (and fully funded) as of the first day of the relevant period for testing compliance; and (v) all terms and conditions with respect to the Incremental Revolving Credit Commitment shall be satisfactory to the Lender in all respects. The Lender may also, but is not required to, specify any fees offered to those Lender Parties (the "Increasing Lenders") which agree to provide the Incremental Revolving Credit Commitment, which fees may be variable based upon the amount by which any such Lender Party is willing to increase the principal amount of its Commitment. No Lender Party shall have any obligation, express or implied, to increase the aggregate principal amount of its Commitment. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Commitments pursuant to this Section 2.12. No Lender Party which declines to increase the principal amount of its Commitments may be replaced in respect to its existing Commitments, as applicable, as a result thereof without such Lender Party's consent.

(b) Each Increasing Lender shall as soon as practicable specify the amount of the Incremental Revolving Credit Commitment that it is willing to assume. The Lender may accept some or all of the offered amounts or designate new lenders that are acceptable to the Lender and the Borrower as additional Lender Parties hereunder in accordance with this Section 2.12 (each such new lender being an "Additional Lender"), which Additional Lenders may assume all or a portion of the Incremental Revolving Credit Commitment. The Borrower and the Lender shall have discretion jointly to adjust the allocation of the Incremental Revolving Credit Commitment between or among Increasing Lenders and Additional

Lenders. The Borrower may only utilize the Incremental Revolving Credit Commitment one (1) time for the full amount of the Incremental Revolving Credit Commitment.

(c) Subject to subsections (a) and (b) of this Section 2.12, the Incremental Revolving Credit Commitment shall be effective upon delivery to the Lender of each of the following documents: (i) an originally executed copy of any instrument of joinder signed by a duly authorized officer of each Additional Lender, in form and substance reasonably acceptable to the Lender; (ii) a notice to the Increasing Lenders and Additional Lenders, in form and substance reasonably acceptable to the Lender, signed by a Designated Officer of the Borrower; (iii) a certificate of the Borrower signed by a Designated Officer, in form and substance reasonably acceptable to the Lender, certifying that each of the conditions in subsection (a) of this Section 2.12 has been satisfied: and (iv) any other certificates or documents that the Lender shall reasonably request, each in form and substance reasonably satisfactory to the Lender. Upon effectiveness of the Incremental Revolving Credit Commitment, the Commitments and pro rata share of each Lender Party will be adjusted to give effect to the Incremental Revolving Credit Commitment.

(d) If the Borrower incurs the Incremental Revolving Credit Commitment under this Section 2.12, then the Borrower shall, after such time, repay and incur Revolving Advances ratably as between the Incremental Revolving Credit Commitment and the Revolving Advances outstanding immediately prior to such incurrence. Notwithstanding anything to the contrary in Section 16.2, the Lender is expressly permitted to amend this Agreement and the Other Documents to the extent necessary to give effect to any increase pursuant to this Section 2.12 and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding two sentences, amendments to ensure pro rata allocations of Daily LIBOR Rate Loans, LIBOR Rate Loans and Base Rate Loans between Loans incurred pursuant to this Section 2.12 and Loans outstanding immediately prior to any such incurrence)."

(b) A new Section 7.24 shall be added to the Credit Agreement which shall provide as follows:

"7.24 <u>Long Term Mortgages</u>. Loan Parties shall not permit Mortgage Loans (which, for the avoidance of doubt, are held by Loan Parties and not sold to Bond Subsidiary) that are outstanding more than twenty-four (24) months after their Origination Date to comprise more than seventeen and one half percent (17.5%) of Loan Parties' total portfolio of Mortgage Loans at any time."

(c) The first sentence of Section 14.1 is hereby amended and restated in its entirety to provide as follows:

"This Agreement, which shall inure to the benefit of and shall be binding upon, the respective successors and permitted assigns of each Loan Party and Lender, shall become effective on the Signing Date and shall continue in full force and effect until February 28, 2021 (the "Term") unless sooner terminated as herein provided; provided, however, that, Borrower shall have the option to extend the Term until February 28, 2022, any such extension to be subject to Lender's prior written consent in its sole discretion."

(d) Annex One of the Credit Agreement is hereby amended by adding the following definitions in their appropriate order to read as follows:

"Additional Lender" shall have the meaning set forth in Section 2.12.

"Amendment No. 3" shall mean Amendment No. 3, dated as of July 7, 2017, to this Agreement.

"Amendment No. 3 Effective Date" shall have the meaning set forth in Section 3 of Amendment No. 3.

"Increasing Lenders" shall have the meaning set forth in Section 2.12.

"Incremental Revolving Commitments" shall have the meaning set forth in Section 2.12.

(e) Annex One of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

"Applicable Margin" shall mean, from and after the Amendment No. 3 Effective Date, with respect to any type of Advance referenced below, the applicable percentage specified below:

Advances	**Base Rate Loans**	**Daily LIBOR Rate Loans and LIBOR Rate Loans**
Revolving Advances	2.25%	3.75%

"Maximum Revolving Amount" shall mean the maximum amount of Revolving Advances and Letters of Credit which may be outstanding at any one time, determined without regard to the Borrowing Base, as such amount may be increased pursuant to Section 2.12 hereof, which as of the Amendment No. 3 Effective Date equals Fifteen Million Dollars ($15,000,000.00).

3. Conditions of Effectiveness. This Amendment shall become effective (such date, the "Amendment No. 3 Effective Date") when Lender shall have received (i) a copy of this Amendment executed by each Loan Party and Personal Guarantor (defined below) with one original executed copy of this Amendment to be promptly delivered by Loan Parties to Lender; (ii) an executed copy of the Amended and Restated Revolving Credit Note, dated of even date herewith, in the principal amount of $15,000,000 issued by Borrower to the order of Lender, with one original executed copy to be promptly delivered by Borrower to Lender; and (iii) an executed copy of the Amendment No. 3 Fee Letter, dated of even date herewith, with one original executed copy to be promptly delivered by Borrower to Lender.

4. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Loan Party has any defense, counterclaim or offset with respect to the Credit Agreement.

5. Effect on the Credit Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Amendment of Guaranty. Reference is made to that certain Guaranty Agreement, dated as of February 27, 2015 (the "Personal Guaranty") executed and delivered by Assaf Ran (the "Personal Guarantor") in favor of Lender, pursuant to which Personal Guarantor guaranteed payment of all Obligations (as defined in the Personal Guaranty) to Lender. Subject to

satisfaction of the conditions precedent set forth in Section 3 above, the Personal Guaranty is hereby amended by adding a new paragraph to the end thereof which shall provide as follows:

> "Limitation of the undersigned's Liability. In no event shall the liability of the undersigned hereunder exceed the sum of (y) $500,000; plus (z) the costs of the Lender in connection with the enforcement and/or collection of this Guaranty (including reasonable attorneys' fees and disbursements in connection with the foregoing)."

For the avoidance of doubt, the amendment to the Personal Guaranty set forth above shall in no way terminate or modify that certain Cash Collateral Deposit Agreement dated as of February 27, 2015 (as supplemented by that Supplement to Cash Collateral Deposit Agreement), executed by Assaf Ran in favor of Lender, which Cash Collateral Deposit Agreement shall remain in full force and effect.

7. Release. Each of the Loan Parties on behalf of itself and its successors, assigns, and other legal representatives, and Personal Guarantor on behalf of himself and his successors, assigns, and other legal representatives, hereby, (a) jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Lender and all such other parties being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which each of the Loan Parties and Personal Guarantor, or any of their respective successors, assigns, or other legal representatives and their successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, the Personal Guaranty, this Amendment, the Other Documents; (b) understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; (c) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above and nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee; and (d) jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any of the Loan Parties or Personal Guarantor pursuant to this Paragraph 7. If any Loan Party or Personal Guarantor violates the foregoing covenant, Loan Parties and Personal Guarantor, jointly and

severally, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

"BORROWER"

MANHATTAN BRIDGE CAPITAL, INC.

By: ______________________________
Name: Assaf Ran
Title: CEO

"PERSONAL GUARNATOR"

____
Assaf Ran

WEBSTER BUSINESS CREDIT CORPORATION

By: ______________________
Name: Leo Goldstein
Title: Vice President